UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Soliciting Material Under Rule 14a-12

News Corporation

(Name of Registrant as Specified In Its Charter)

N/A

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News Corporation

[LOGO]

Notice of Special Meeting of Stockholders

To the Stockholders of News Corporation:

A Special Meeting of Stockholders (the “Special Meeting”) of News Corporation (the “Company”) will be held on June 30, 2005, at 10:00 a.m., local time, at the Hilton Hotel New York, 1335 Avenue of the Americas, New York, New York 10019, for the following purposes, as more fully described in the accompanying Proxy Statement:

(1)	to consider and vote upon a proposal to adopt the 2005 Long-Term Incentive Plan; and

(2)	to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

All stockholders are invited to attend the Special Meeting. Stockholders of record of the Company’s Class B Common Stock at the close of business on May 23, 2005, the record date fixed by the Board of Directors, are entitled to vote at the Special Meeting.

Whether or not you intend to be present at the Special Meeting, if you are the registered holder of the Company’s Class B Common Stock, please sign and date the enclosed proxy card and return it in the enclosed envelope or vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. Returning a proxy card or voting by telephone, or electronically through the Internet will not deprive you of your right to attend the Special Meeting and vote your shares in person.

By Order of the Board of Directors

LAURA A. O’LEARY Secretary

New York, New York

May 25, 2005

NEWS CORPORATION

1211 Avenue of the Americas

New York, New York 10036

(212) 852-7000

PROXY STATEMENT

Special Meeting of Stockholders—June 30, 2005

The accompanying proxy is solicited by the Board of Directors of News Corporation (the “Company”) for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held at 10:00 a.m., local time, on June 30, 2005, at the Hilton Hotel New York, 1335 Avenue of the Americas, New York, New York, and any adjournment thereof.

This proxy statement and accompanying proxy card are being mailed commencing on or about May 27, 2005 to stockholders of record of the Company at the close of business on May 23, 2005.

GENERAL

The Company has two classes of common stock, Class A Common Stock (“Class A Common Stock”) and Class B Common Stock (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”). Holders of Class B Common Stock are entitled to one vote per share on all matters to be presented at the Special Meeting. Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Special Meeting. All references to “you,” “your,” “yours,” or words of similar import in this proxy statement refer to holders of Class B Common Stock.

At the close of business on May 23, 2005, 1,044,776,158 shares of Class B Common Stock were outstanding and eligible for voting at the Special Meeting. Only stockholders of record at the close of business on May 23, 2005 are entitled to notice of, and to vote at, the Special Meeting.

It is important that your shares be represented and voted at the Special Meeting. You can vote your shares by completing and returning your proxy card or by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If you indicate a choice with respect to any matter to be acted upon, your shares will be voted as specified.

You can revoke a proxy at any time prior to its exercise at the Special Meeting by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a later dated proxy reflecting contrary instructions or appearing at the Special Meeting and taking appropriate steps to vote in person.

If you hold shares in a stock brokerage account or through a bank, trust or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. You may not vote directly any shares held in “street name;” however, as the beneficial owner you have the right to direct your broker or nominee on how to vote. If you hold shares in “street name” and you want to vote in person at the Special Meeting, you must bring to the Special Meeting proof of stock ownership such as an account statement or a proxy or letter from your broker or nominee which confirms that you are the beneficial owner of those shares.

A complete list of stockholders entitled to notice of, and to vote at, the Special Meeting will be open to examination by the stockholders beginning ten days prior to the Special Meeting for any purpose germane to the Special Meeting during normal business hours at the office of the Secretary of the Company at 1211 Avenue of the Americas, New York, New York 10036.

REQUIRED VOTE

Quorum

In order for us to conduct the Special Meeting, a majority of our holders of Class B Common Stock outstanding as of May 23, 2005 must be present in person or represented by proxy at the Special Meeting. Abstentions and “broker non-votes” will also be counted for purposes of establishing a quorum at the meeting. A “broker non-vote” occurs when you do not give your broker or nominee instructions on how to vote your shares. We urge you to vote by proxy even if you plan to attend the Special Meeting so that we will know as soon as possible that enough votes will be present for us to hold the Special Meeting.

Proposals

Under the Company’s By-laws and New York Stock Exchange (“NYSE”) and Australian Stock Exchange (“ASX”) rules, approval of the proposal to be voted upon at the Special Meeting requires a majority of the votes cast at the meeting to be voted “FOR” the proposal. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be counted as a vote cast with respect to that proposal.

All shares of Class B Common Stock, represented by properly executed proxies, which are returned and not revoked, will be voted in accordance with your instructions. If no instructions are provided in a proxy, Class B Common Stock represented by such proxy will be voted “FOR” the adoption of a new long-term incentive plan and in accordance with the holder of the proxy’s best judgment as to any other matters raised at the Special Meeting.

Under New York Stock Exchange rules, your broker or nominee may not vote on the Special Meeting proposal without your specific instructions because the proposal is not considered to be a “routine” matter. We count broker non-votes for quorum purposes, but we do not count broker non-votes (or abstentions) as votes “FOR” or “AGAINST” any proposal. If you do not vote shares registered in your name, your shares will not be voted.

A representative of Computershare Investor Services, LLC has been appointed to act as inspector of election for the Special Meeting and will tabulate the votes.

COST OF PROXY SOLICITATION

The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail or by telephone, or electronically through the Internet, certain officers and employees of the Company, without additional remuneration, may also solicit proxies personally and by facsimile. In addition to mailing copies of this material to stockholders, the Company may request persons who hold stock in their names or custody or in the names of nominees for others, to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies. The Company will reimburse such persons for their expenses in connection with these activities.

ATTENDING THE SPECIAL MEETING

Stockholders must present a form of personal identification in order to be admitted to the Special Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Special Meeting, you must present proof of your ownership of the Company’s Common Stock, such as a bank or brokerage account statement, to be admitted to the Special Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting.

Security Ownership of News Corporation

The following table sets forth the beneficial ownership of both Class A Common Stock and Class B Common Stock as of May 23, 2005 for the following: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Class B Common Stock; (ii) each member of the Company’s Board of Directors; (iii) each Named Executive Officer (as defined in Item 402(a)(3) of Regulation S-K) of the Company; and (iv) all directors and executive officers of the Company as a group.

	Common Stock Beneficially Owned(1)
Name(2)	Number of Shares Beneficially Owned		Option Shares(3)	Percent of Class(4)
	Non-Voting Class A Common Stock	Voting Class B Common Stock(5)	Non-Voting Class A Common Stock	Non-Voting Class A Common Stock	Voting Class B Common Stock(5)
AE Harris Trust (6) c/o McDonald Carano Wilson LLP 100 W. Liberty Street 10th Floor Reno, NV 89501	57,931,399	297,280,548	0	2.6%	28.5%
Liberty Media Corporation (7) 12300 Liberty Boulevard Englewood, CO 80112	324,637,067	188,000,000	0	14.4%	18.0%
FMR Corp.(8) 82 Devonshire Street Boston, MA 02109	Not reported	69,174,856	0	—	6.6%
K. Rupert Murdoch(9)	61,963,141	307,947,677	12,000,000	3.3%	29.5%
Peter L. Barnes	7,959	0	0	*	0
Chase Carey	0	0	0	*	0
Peter Chernin(10)	10,465	0	8,762,500	*	0
Kenneth E. Cowley AO	68,717	0	25,500	*	0
David F. DeVoe	8,160	0	1,682,500	*	0
Viet Dinh	0	440	0	*	*
Roderick I. Eddington	0	0	444,000	*	0
Andrew S.B. Knight	201,123	120,657	31,500	*	*
Lachlan K. Murdoch	1,056	7,057	1,702,500	*	*
Thomas J. Perkins	0	16,486	31,500	*	*
Stanley S. Shuman	320,515	60,996	43,500	*	*
Arthur M. Siskind	33,226	10,934	1,687,500	*	*
John L. Thornton	0	0	0	0	0
All current directors and executive officers as a group (16 members)	62,614,362	308,164,247	27,430,900	4.0%	29.5%

*	Represents beneficial ownership of less than one percent of the issued and outstanding Class A Common Stock or Class B Common Stock, as applicable, on May 23, 2005.
(1)	This table does not include, unless otherwise indicated, any shares of non-voting Class A Common Stock or any shares of Class B Common Stock or other equity securities of the Company that may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which various directors and officers serve as directors or trustees.
(2)	The address for all directors and executive officers of News Corporation is c/o News Corporation, 1211 Avenue of the Americas, New York, NY 10036.
(3)	The number of option shares reported reflects the number of option shares currently exercisable or that become exercisable within 60 days following May 23, 2005.

(4)	Applicable percentage of ownership is based on 2,251,516,908 shares of Class A Common Stock and 1,044,776,158 shares of Class B Common Stock outstanding as of May 23, 2005 together with the exercisable options for such stockholder or group of stockholders, as applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(5)	Beneficial ownership of Class B Common Stock as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Unless otherwise indicated, beneficial ownership of Class B Common Stock represents both sole voting and sole investment power.
(6)	Beneficial ownership of the Class A Common Stock is as of November 12, 2004 as reported on a Form 4 filed with the SEC on November 12, 2004. Beneficial ownership of the Class B Common Stock is as of April 26, 2005 as reported on a Schedule 13G/A filed with the SEC on April 27, 2005. Cruden Financial Services LLC, a Delaware corporation (“Cruden Financial Services”), the corporate trustee of AE Harris Trust, has the powers to vote and to dispose or direct the vote and disposition of the reported Class B Common Stock. As a result of Mr. K. Rupert Murdoch’s ability to appoint certain members of the board of directors of Cruden Financial Services, Mr. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by AE Harris Trust. Mr. Murdoch, however, disclaims any beneficial ownership of such shares. Beneficial ownership of non-voting Class A Common Stock reported includes 57,000 shares of Class A Common Stock over which Cruden Financial Services, sole trustee of AE Harris Trust, has sole dispositive power.
(7)	Beneficial ownership of Class A Common Stock is as of December 9, 2004 as reported on a Form 4 filed by Liberty Media Corporation (“Liberty”) on December 21, 2004. Beneficial ownership of Class B Common Stock is as of December 9, 2004 as reported on a Schedule 13G/A filed by Liberty on December 21, 2004. Based on the Form 4, Liberty holds such shares through a number of its wholly owned subsidiaries.
(8)	Beneficial ownership is as of December 31, 2004 as reported on a Schedule 13G filed by FMR Corp., an investment advisor, on February 14, 2005. Beneficial ownership reported includes 7,138,363 shares of Class B Common Stock of which FMR Corp. has sole voting power and no shares of which FMR Corp. has shared voting power. FMR Corp. has sole dispositive power over 69,174,856 shares of Class B Common Stock. Of these shares, 62,133,249 shares (approximately 5.9% of the Company’s outstanding voting Class B Common Stock) are held by Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. (the “Fidelity Fund”). FMR Corp. does not have sole power to vote or direct the voting of the shares owned directly by the Fidelity Fund, which power resides with the Fund’s Board of Trustees. The family of Edward C. Johnson 3d, including Mr. Johnson, the Chairman of FMR Corp, and his daughter Abigail Johnson, a director, and trusts for the family members’ benefit may be deemed to form a controlling group with respect to FMR Corp.
(9)	Beneficial ownership reported includes 57,931,399 shares of Class A Common Stock and 297,280,548 shares of Class B Common Stock beneficially owned by AE Harris Trust. Mr. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by AE Harris Trust. Mr. Murdoch, however, disclaims any beneficial ownership of such shares. Beneficial ownership reported also includes 4,012,402 shares of Class A Common Stock and 10,646,571 shares of Class B Common Stock held by the K. Rupert Murdoch 2004 Revocable Trust of which Mr. Murdoch holds a beneficial and trustee interest. Beneficial ownership reported also includes 4,800 shares of Class A Common Stock and 4,540 shares of Class B Common Stock held by members of Mr. Murdoch’s family.
(10)	Beneficial ownership reported includes 1,400 shares of Class A Common Stock held by the Peter and Megan Chernin Revocable Trust of which Mr. Chernin holds a beneficial and trustee interest.

PROPOSAL 1

APPROVAL OF THE NEWS CORPORATION 2005

LONG-TERM INCENTIVE PLAN

On May 17, 2005, the Board of Directors adopted the News Corporation 2005 Long-Term Incentive Plan (which we refer to as the 2005 Plan) subject to stockholder approval at the Special Meeting. The 2005 Plan, if approved, will replace the Company’s existing News Corporation 2004 Stock Option Plan (which we refer to as the 2004 Option Plan), under which no additional options will be granted.

A description of the provisions of the 2005 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2005 Plan, a copy of which is attached as Appendix A to this proxy statement.

Background

The purpose of the 2005 Plan is to benefit and advance the interests of the Company and its subsidiaries by making awards to certain employees, directors and other service providers of the Company and its subsidiaries as an additional incentive for them to make contributions to the financial success of the Company. The 2004 Option Plan contains certain terms and provisions that are inconsistent with current practices, such as the inability under the 2004 Option Plan to grant awards other than stock options. Additionally, the 2005 Plan, when compared to the 2004 Option Plan, is designed to better reflect U.S. company practices with regard to structuring equity compensation awards.

The 2005 Plan provides for awards of stock options to purchase shares of Class A Common Stock, stock appreciation rights, restricted and unrestricted shares of Class A Common Stock, restricted share units, dividend equivalents, performance awards and other equity-related awards and cash payments, the terms and conditions of which are described in more detail below.

Non-management directors, of which there are seven, are eligible to receive awards under the 2005 Plan. Management directors and executive officers, of which there are nine, are also eligible to receive awards under the 2005 Plan, as are all other employees of the Company and its subsidiaries. Subject to adjustment as described under “Adjustments” below, the number of shares of Class A Common Stock that may be issued under the 2005 Plan will be 165,000,000 shares. Of this amount and subject to adjustment as described under “Adjustments” below, the number of shares of Class A Common Stock that may be issued in conjunction with awards of (i) restricted shares, restricted share units, unrestricted shares of Class A Common Stock, performance shares and dividend equivalents and (ii) performance units and other awards, but only if the performance units or other awards are paid or settled in shares of Class A Common Stock, is 82,500,000. We believe that the new shares available under the 2005 Plan represent a reasonable amount of equity dilution, as the new shares available to be granted under the 2005 Plan, together with all other Company stock awards granted and available to employees, represent approximately 8% of the Company’s fully diluted Common Stock (not including convertible securities) outstanding as of March 31, 2005.

Shares of Class A Common Stock issued under the 2005 Plan will be authorized but unissued shares. The 2005 Plan limit is reduced on a one-for-one basis based on the number of shares of Class A Common Stock in respect of which an award is granted or denominated. An award of stock appreciation rights reduces the 2005 Plan limit on a one-for-one basis based on the number of shares of Class A Common Stock for which the stock appreciation right is denominated, not the number of shares of Class A Common Stock actually delivered pursuant to the stock appreciation right. Shares subject to awards under the 2005 Plan will again be available for future awards upon the occurrence of specified events that result in fewer than the total number of shares subject to the award being delivered to the participants. Shares of Class A Common Stock that will be added back to the 2005 Plan limit and will again be available for awards are those shares (1) subject to an award that expires or is cancelled, forfeited or terminated without having been exercised or paid, and (2) subject to an award that is instead settled in cash. Shares underlying awards granted in substitution for awards previously granted by an entity acquired by the Company will not be counted against the 2005 Plan limit.

The maximum aggregate number of shares of Class A Common Stock that may be granted to any participant during a single calendar year pursuant to stock options or stock appreciation rights that are not subject to performance goals, as described below (regardless of whether such awards are settled in cash, in shares of Class A Common Stock, in other Company securities designated by the Compensation Committee (the “Committee”) or in a combination thereof), is (subject to adjustment) three million for a current employee and five million for a newly hired employee who is granted an award in the year of hire. For awards other than those awards described in the previous sentence, the maximum amount that may be granted to any participant during any performance period of at least one year is $25 million for awards denominated in cash and three million shares of Class A Common Stock for awards denominated in shares of Class A Common Stock (subject to adjustment).

All awards under the 2005 Plan will be approved by the Committee or its designee, in its sole discretion. For this reason, it is not possible to determine the benefits or amounts of the awards that will be received by any particular participant or group of participants in the future under the 2005 Plan. The fair market value of a share of Class A Common Stock was $15.57 on May 23, 2005. No awards have yet been granted under the 2005 Plan. Unless earlier terminated by action of the Board of Directors, the 2005 Plan will terminate on May 17, 2015.

Description of the 2005 Plan

Administration. The 2005 Plan will be administered by the Company’s Board of Directors or the Committee. In addition, subject to certain limitations, the Committee may delegate its authority under the 2005 Plan to one or more members of the Committee or one or more officers or other designees of the Company. The Committee selects the employees, directors and other service providers who receive awards under the 2005 Plan, and determines the type of award to be granted, the number of shares subject to awards or the cash amount payable in connection with an award and the terms and conditions of these awards in accordance with the terms of the 2005 Plan. The Committee has full authority to interpret the 2005 Plan and to establish rules for its administration.

With respect to any award that is intended to satisfy the exception for “qualified performance-based compensation” set forth in Section 162(m) of the Internal Revenue Code, the Committee will consist of at least the number of directors required from time to time to satisfy this exception, and each Committee member will satisfy the qualification requirements of such exception. Failure of any Committee member to meet these qualification requirements will not, however, invalidate any action taken or awards granted by the Committee.

Stock Options. Stock options can be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or options that do not qualify as incentive stock options for federal income tax purposes, called non-qualified stock options, as determined by the Committee.

Subject to certain limits described below, the Committee has the power to determine the number and kind of stock options granted, the date of grant, the exercise price of the stock options, the vesting schedule applicable to such stock options, the period during which they can be exercised and any applicable performance goal requirements. Unless the Committee specifies otherwise, the vesting schedule for any stock option will be twenty five percent (25%) of the shares of Class A Common Stock subject to such stock option per year, subject to the participant’s continued service. The Committee may, in its discretion, at any time accelerate the vesting date or dates of any stock option. The Committee may not “reprice” any stock option (as defined in the 2005 Plan) without the approval of stockholders. No stock option may be granted with a per share exercise price of less than 100% of the fair market value of a share of Class A Common Stock on the date of grant unless such stock option is an award granted in substitution for outstanding awards previously granted by an entity acquired by the Company (with certain limitations). Unless otherwise determined by the Committee, no stock option can be exercised more than ten years after the date of grant. The exercise price of a stock option will be paid in full on or before the settlement date for the shares of Class A Common Stock issued pursuant to the exercise of the stock options in cash or, in the discretion of the Committee, in shares of Class A Common Stock or in a combination of cash and shares or with any other form of valid consideration that is acceptable to the Committee. The Committee may also allow a participant to pay all or a portion of the exercise price using a net share settlement procedure, through the withholding of shares or through a cashless exercise procedure.

Generally, if a participant voluntarily terminates service or his or her service is terminated by the Company other than for cause, his or her outstanding stock options may be exercised, to the extent then exercisable, for three months following the date of termination. In the event that a participant terminates service because of retirement, the participant’s outstanding stock options will continue to vest for a three year period upon retirement, and he or she may exercise his or her vested stock options for three years from the date of retirement. In the event of the permanent disability of a participant, his or her stock options may be exercised, to the extent exercisable upon the date of the onset of such permanent disability, for one year following such date. In the event of a participant’s death, his or her stock options may be exercised, to the extent exercisable at the date of death, by the person who acquired the right to exercise the stock options by will or the laws of descent and distribution for one year following the date of death. If any participant’s service is terminated for cause, then, unless the Committee determines otherwise, all stock options, whether or not then vested, will be forfeited by the participant effective as of the date of such termination. The Committee generally has the discretion to reduce or increase the post-termination exercise periods described above but, unless the Committee determines otherwise, in no event may a stock option be exercised following the earlier to occur of the expiration of the option and the tenth anniversary of the date of grant.

Stock Appreciation Rights. The Committee may grant stock appreciation rights under the 2005 Plan alone or in tandem with other awards. No stock appreciation right that is granted alone may be granted with a per share exercise price of less than 100% of the fair market value of a share of Class A Common Stock on the date of grant unless such award is granted in substitution for outstanding awards previously granted by an entity acquired by the Company (with certain limitations). Stock appreciation rights granted alone or in tandem with awards other than stock options will be subject to the terms and conditions established by the Committee as set forth in the applicable award agreement. Unless the Committee specifies otherwise, the vesting schedule for any stock appreciation right granted alone or in tandem with awards other than stock options will be twenty five percent (25%) of the shares of Class A Common Stock subject to such stock appreciation right per year, subject to the participant’s continued service. The Committee may, in its discretion, at any time accelerate the vesting date or dates of any stock appreciation right. The Committee may not reprice any stock appreciation right without the approval of stockholders.

Generally, if a participant voluntarily terminates service or his or her service is terminated by the Company other than for cause, his or her outstanding stock appreciation rights granted alone or in tandem with awards other than stock options may be exercised, to the extent then exercisable, for three months following the date of termination. In the event that a participant terminates service because of retirement, the participant’s outstanding stock appreciation rights granted alone or in tandem with awards other than stock options will continue to vest for a three year period upon retirement, and he or she may exercise his or her vested stock appreciation rights granted alone or in tandem with awards other than stock options for three years from the date of retirement. In the event of the permanent disability of a participant, his or her stock appreciation rights granted alone or in tandem with awards other than stock options may be exercised, to the extent exercisable upon the date of the onset of such permanent disability, for one year following such date. In the event of a participant’s death, his or her stock appreciation rights granted alone or in tandem with awards other than stock options may be exercised, to the extent exercisable at the date of death, by the person who acquired the right to exercise such stock appreciation rights by will or the laws of descent and distribution for one year following the date of death. If any participant’s service is terminated for cause, then, unless the Committee determines otherwise, all stock appreciation rights granted alone or in tandem with awards other than stock options, whether or not then vested, will be forfeited by the participant effective as of the date of such termination. The Committee generally has the discretion to reduce or increase the post-termination exercise periods described above but, unless the Committee determines otherwise, in no event may a stock appreciation right granted alone or in tandem with awards other than stock options be exercised following the earlier to occur of the expiration of the stock appreciation right and the tenth anniversary of the date of grant.

Stock appreciation rights granted in tandem with a stock option may be granted either at the time the stock option is granted or by amendment at any time prior to the exercise, expiration or termination of such stock options. This type of stock appreciation right entitles the holder to surrender the related stock option in lieu of exercise and to receive an amount equal to the excess of the fair market value of a share of Class A Common Stock determined as of the day preceding the date the holder surrenders the stock option over the aggregate exercise price of such stock option. This amount will be paid in cash or shares of Class A Common Stock, as determined by the Committee. A stock appreciation right granted in tandem with a stock option will be subject to the same terms and conditions as the related stock option and will be exercisable only at such time and to such extent as the related stock option is exercisable.

Restricted Shares, Restricted Share Units and Unrestricted Shares. The Committee may grant restricted shares, unrestricted shares and restricted share units under the 2005 Plan. A restricted share is a share of Class A Common Stock granted to the participant subject to restrictions as determined by the Committee. A restricted share unit is a contractual right to receive, in the discretion of the Committee, a share of Class A Common Stock, a cash payment equal to the fair market value of a share of Class A Common Stock or a combination of cash and Class A Common Stock, subject to terms and conditions as determined by the Committee. The Committee may also, in its sole discretion, grant awards for unrestricted shares of Class A Common Stock to eligible employees in recognition of outstanding achievements and performance.

Restricted shares and restricted share units will be subject to a vesting schedule, which may include any applicable performance goal requirements, established by the Committee. Unless the Committee specifies otherwise, the vesting schedule for any restricted share or restricted share unit grant will be twenty five percent (25%) of the shares of Class A Common Stock subject to such award per year, subject to the participant’s continued service. Subject to limited exceptions, time-based vesting schedules must remain in effect (in whole or in part) until the third anniversary of the date of grant. Restricted shares and restricted share units to be earned based on performance, will have a vesting period of at least one year.

For restricted share awards, the participant will have all rights as a holder of shares of Class A Common Stock except that the restricted shares cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such shares have vested. Restricted share units paid in Class A Common Stock may be evidenced by, among other things, book entry registration or the issuance of stock certificates for the appropriate number of shares of stock, free of restrictions.

If a participant terminates service with the Company or any of its subsidiaries for any reason, other than retirement, the unvested restricted shares and restricted share units will be forfeited as of the date of such event, unless the Committee determines otherwise. If a participant terminates service with the Company or any of its subsidiaries by reason of retirement, the unvested restricted shares and restricted share units will continue to vest for a period of three years following the date of retirement. At the end of such three year period, all remaining unvested restricted shares and restricted share units shall be forfeited, unless the Committee determines otherwise. The Committee may, in its discretion, accelerate the dates on which restricted shares and restricted share units vest.

Performance Awards. The Committee may grant performance awards in the form of either performance shares or performance units. Performance awards may be granted alone or in addition to other awards made under the 2005 Plan. The terms and conditions of the performance awards will be determined by the Committee, and, unless the Committee determines otherwise, the granting, vesting and/or exercisability of performance awards will be conditioned in whole or in part on the achievement in whole or in part of performance goals (as described below) during a performance period as selected by the Committee. Performance shares are payable in shares of Class A Common Stock and performance units are payable in cash or, in the discretion of the Committee, in shares of Class A Common Stock or in a combination of cash and shares of Class A Common Stock.

Performance Goals and Section 162(m). Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their “covered employees.” A “covered employee” is an individual who appears in the summary compensation table and who also was employed as an executive officer of the Company on the last day of the taxable year. However, performance-based compensation is excluded from this limitation. The 2005 Plan is designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

Under the 2005 Plan, the Committee may condition the grant, vesting and/or exercisability of any award, including, but not limited to, performance shares and performance units, upon the attainment of performance targets related to one or more performance goals over a performance period selected by the Committee. The Committee may reduce any award below the maximum amount that could be paid based on the degree to which the performance targets related to such award were attained. However, the Committee may not increase any award that is intended to satisfy the exception for “qualified performance based compensation” set forth in Section 162(m) of the Internal Revenue Code above the maximum amount that could be paid based on the attainment of performance targets.

For any awards that are intended to satisfy the Section 162(m) exception for “qualified performance-based compensation,” the awards will be subject to one or more, or any combination, of the following performance goals, on a GAAP or non-GAAP basis, as selected by the Committee: Net income, adjusted net income, EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), adjusted EBITDA, OIBDA (Operating Income Before Depreciation and Amortization), adjusted OIBDA, operating income, adjusted operating income, free cash flow, net earnings, net earnings from continuing operations, earnings per share, adjusted earnings per share, revenue, net revenue, operating revenue, total stockholder return, share price, return on equity, return in excess of cost of capital, profit in excess of cost of capital, return on assets, return on invested capital, net operating profit after tax, operating margin and profit margin.

In addition, for any awards that are not intended to satisfy the Section 162(m) exception, the Committee may establish performance targets based on other performance goals, as it deems appropriate.

The performance targets may be based on objectives related to individual performance, Company performance, or the performance of a subsidiary, division, department, region, function or business unit. The performance targets may be determined on an absolute or cumulative basis or on a percentage of improvement over time. In addition, a performance target may be measured in terms of Company performance (or of the performance of a subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

In the event that, during a performance period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other extraordinary event or circumstance occurs which has the effect, as determined by the Committee, in its sole and absolute discretion, of distorting the applicable performance criteria involving the Company, including, without limitation, changes in accounting standards, the Committee may adjust or modify, as determined by the Committee, in its sole and absolute discretion, the calculation of the performance goals, to the extent necessary to prevent reduction or enlargement of the participants’ awards under the 2005 Plan for such performance period attributable to such transaction, circumstance or event.

In the case of compensation attributable to stock options, the performance goal requirement is deemed satisfied, and the certification requirement is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Dividend Equivalents and Other Awards. The Committee may, in its sole discretion, allow any recipient of an award under the 2005 Plan to receive, currently or on a deferred basis, interest, dividends or dividend equivalent payments, with respect to the number of shares of Class A Common Stock covered by such award. The Committee may also provide for the amount of such interest, dividend or dividend equivalent to be reinvested and/or subject to the same terms and conditions (including vesting and forfeiture provisions) as the related award.

The Committee has the authority to grant other equity-related awards or cash payments, which payments may be based on one or more criteria determined by the Committee, under the 2005 Plan that are consistent with the purpose of the 2005 Plan and the interests of the Company. The Committee may also establish procedures for the deferral of payment of awards.

Adjustments. In the event of a merger, consolidation, stock split, reverse stock-split, dividend, distribution, combination, reclassification, reorganization, split-up, spin-off or recapitalization that changes the character or amount of the Class A Common Stock, an extraordinary cash dividend or other changes in the corporate structure, equity securities or capital structure of the Company, the Committee will make such adjustments, if any, as it deems appropriate to the number and kind of securities subject to any outstanding award, the exercise price or purchase price, if any, of any outstanding award, and the maximum number or kind of securities that may be granted under the 2005 Plan or the aggregate number or kind of securities that may be granted to any participant. These adjustments will not be considered a repricing under the 2005 Plan. In the case of a merger, consolidation or similar transaction, the Committee may also (i) provide that outstanding awards will be terminated, and the vesting and payout of the awards accelerated, immediately prior to the consummation of the transaction, (ii) provide that outstanding awards may be cashed out (with certain limitations), and/or (iii) make such other adjustments as it deems appropriate, including providing for full vesting of awards for those participants whose service is terminated in connection with the transaction.

Transfer and Rights Restrictions. The rights of a participant with respect to any award granted under the 2005 Plan will be exercisable during the participant’s lifetime only by the participant and will not be transferable by the participant other than by will or the laws of descent and distribution. The Committee may, however, permit other transferability, subject to any conditions and limitations that it imposes; provided, that, incentive stock options are not transferable. No award will be construed as giving any participant a right to receive future awards or to continued employment or service with the Company.

Amendment and Termination of the 2005 Plan. The Board of Directors of the Company may at any time alter, amend, suspend or terminate the 2005 Plan, in whole or in part, except that no alteration or amendment will be effective without stockholder approval if such approval is required by law or under the rules of the principal stock exchange on which the Company’s Class A Common Stock is listed, and no termination, suspension, alteration or amendment may materially adversely alter or affect the terms of any then outstanding awards without the consent of the affected participant.

Breach of Agreements. The Committee may include a provision in any agreement or certificate governing an award under the 2005 Plan that would require a participant to return gains realized on such award under the 2005 Plan if the Committee determines that a material breach of certain obligations of the participant under one or more agreements has occurred during the one-year period after the termination of the participant’s service with the Company or a subsidiary.

Parachute Payments. Payments under awards that become subject to the excess parachute tax rules may be reduced under certain circumstances.

U.S. Federal Income Tax Consequences.

Incentive Stock Options. The grant of an option will not be a taxable event for the participant or for the Company. A participant will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Class A Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the participant holds the shares of Class A Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any income tax deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the participant generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the participant will recognize ordinary income upon the disposition of the Class A Common Stock in an amount generally equal to the excess of the fair market value of the Class A Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The Company will be allowed an income tax deduction to the extent the participant recognizes ordinary income, subject to the Company’s compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options. The grant of an option will not be a taxable event for the participant or the Company. Upon exercising a non-qualified option, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Class A Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Class A Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Stock. A participant who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Class A Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Class A Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the participant does not make such a Section 83(b) election, the fair market value of the Class A Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the participant and will be taxable in the year the restrictions lapse and dividends paid while the Class A Common Stock is subject to restrictions will be subject to withholding taxes. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Share Units. There are no immediate tax consequences of receiving an award of restricted share units under the 2005 Plan. A participant who is awarded restricted share units will be required to recognize ordinary income in an amount equal to the fair market value of shares and the value of the cash (if the restricted share units are settled in whole or in part in cash) issued to such participant at the end of the restriction period or, if later, the payment date. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the participant pursuant to the award. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Stock-Settled Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock-settled stock appreciation rights under the 2005 Plan. Upon exercising a stock appreciation right, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Class A Common Stock on the date of exercise. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income. Because of recent changes in the Internal Revenue Code, the Company does not currently intend to grant cash-settled stock appreciation rights to participants who are U.S. tax payers.

Performance Awards. The award of a performance award will have no federal income tax consequences for the Company or for the participant. The payment of the award is taxable to a participant as ordinary income. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Unrestricted Class A Common Stock. Participants who are awarded unrestricted Class A Common Stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of Class A Common Stock on the date of the award, reduced by the amount, if any, paid for such shares. Subject to the limits of Section 162(m) of the Internal Revenue Code, we will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the adoption of the 2005 Plan.

Equity Compensation Plan Information

The following table shows the number of options outstanding as of June 30, 2004, as adjusted to reflect the Company’s reincorporation to the United States on November 12, 2004, as well as the number of shares remaining available for grant as of November 12, 2004, under the 2004 Stock Option Plan and the News Corporation 2004 Replacement Stock Option Plan. All shares reflected in the table are shares of the Company’s Class A Common Stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2)	135,945,627	$16.61	54,802,781
Equity compensation plans not approved by security holders	—	—	—
Total (3)	135,945,627	$16.61	54,802,781

(1)	Exercise prices are denominated in Australian dollars and have been converted to US dollars for purposes of this table.
(2)	These plans are the News Corporation 2004 Stock Option Plan and the News Corporation 2004 Replacement Stock Option Plan. No additional options may be granted under the 2004 Replacement Stock Option Plan. Upon stockholder approval of the 2005 Plan, no further options will be issued under the 2004 Stock Option Plan.
(3)	Does not include options to purchase an aggregate of 6,963,351 Class A common shares, at a weighted average exercise price of $5.62, granted under plans assumed in connection with acquisition transactions. No additional options may be granted under these assumed plans.

Executive Compensation and Other Information

The following summary compensation table sets forth certain summary information concerning the compensation paid for the fiscal years ended June 30, 2004, 2003 and 2002 to the Company’s chief executive officer and each of the four other most highly compensated executive officers of the Company who served in such capacity for News Corporation on June 30, 2004 (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Annual Compensation				Number of Stock Options and SARs Awarded	All Other Compensation (3)
		Salary(1)	Bonus	Other Annual Compensation (2)
K. Rupert Murdoch Chairman and Chief Executive Officer	2004 2003 2002	$4,509,000 4,508,000 4,357,000	$12,500,000 7,500,000 3,000,000		$211,322 146,459 126,520	0 0 0	$6,150 6,000 5,100

Peter Chernin President and Chief Operating Officer	2004 2003 2002	$8,296,000 8,104,000 8,065,000	$8,000,000 8,000,000 7,000,000		$134,834 188,084 93,626	500,000 500,000 500,000	$330,476 311,469 487,856

David DeVoe Senior Executive Vice- President and Chief Financial Officer	2004 2003 2002	$2,292,000 2,104,000 1,754,000	$2,350,000 7,150,000 2,000,000	$	— — —	250,000 240,000 130,000	$6,150 6,000 5,100

Lachlan Murdoch Deputy Chief Operating Officer	2004 2003 2002	$1,800,000 1,403,000 1,313,000	$2,000,000 1,200,000 700,000	$	— — —	187,500 170,000 130,000	$6,150 6,000 5,100

Arthur Siskind Senior Executive Vice- President and Group General Counsel	2004 2003 2002	$2,142,000 1,959,000 1,755,000	$1,300,000 1,200,000 1,000,000	$	— — —	250,000 240,000 130,000	$6,150 6,000 5,100

(1)	Includes all amounts earned for the respective years, even if deferred under the Company’s 401(k) plan or pursuant to an employment agreement.
(2)	In accordance with SEC rules, amounts totaling less than $50,000 have been omitted. The amounts of personal benefits shown in this column that represent more than 25% of the applicable executive’s total Other Annual Compensation include transportation related benefits for Mr. K. Rupert Murdoch for 2004 in the amount of $159,086, for 2003 in the amount of $113,937 and for 2002 in the amount of $107,624 and for Mr. Peter Chernin for 2004 in the amount of $106,330, for 2003 in the amount of $161,450 and for 2002 in the amount of $56,105, these amounts have been calculated based on the incremental costs to the Company. For security reasons, the Company requires the named executive officers to use the Company aircraft for all travel. In addition, in lieu of incurring costs for outside facilities for Company functions and hotel accommodations, the Company maintained a residence in Los Angeles, California for the Company’s benefit and the use by Mr. K. Rupert Murdoch for business purposes and related overnight accommodations when he visited the Company’s West Coast offices. The entire cost to the Company of maintaining the residence was approximately $660,000 in each of the three years ended June 30, 2004. As noted below, the residence was subsequently purchased for its fair market value by Mr. Murdoch in fiscal 2004.
(3)	This amount includes matching contributions under the Company’s 401(k) plan for all named executive officers. In addition, Mr. Chernin’s amount includes earned interest on deferred compensation in excess of 120% of the long-term applicable federal rate determined pursuant to the SEC rules in the amount of $66,990, $48,133 and $31,064 for 2004, 2003 and 2002, respectively, and premiums paid on universal life insurance policies of $257,336, $257,336 and $451,692 for 2004, 2003 and 2002, respectively.

Stock Appreciation Rights (SARs) Granted in Fiscal Year 2004

Name	Number of Securities Underlying SARs Granted	% of Total SARs Granted to Employees in Fiscal Year	Exercise Price per Share ($/Share)	Expiration Date	Grant Date Present Value(1)
K. Rupert Murdoch	0	—	—	—	—
Peter Chernin	500,000	42%	$12.94	8/11/2013	$1,790,000
David DeVoe	250,000	21%	$12.94	8/11/2013	$895,000
Lachlan Murdoch	187,500	16%	$12.94	8/11/2013	$671,250
Arthur Siskind	250,000	21%	$12.94	8/11/2013	$895,000

(1)	The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the SAR grant reflected in the above table include the following: (i) exercise price for the SARs equal to the fair market value of the underlying Class A Common Stock on the date of grant; (ii) expected SAR term of 7 years; (iii) dividend yield of .90%; (iv) risk-free interest rate of 5.60%; and (v) volatility of 41.83%. The ultimate values of the SARs will depend on the future market price of the Company’s Class A Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, a holder will realize upon exercise of a SAR will depend on the excess of the market value of the Company’s Class A Common Stock over the exercise price on the date the SAR is exercised.

Summary of Options/SARs Exercised

The following sets forth certain summary information concerning the exercise of stock options/SARs by the named executive officers during the fiscal year ended June 30, 2004, together with the fiscal year-end value of unexercised options/SARs.

Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#)		Value of Unexercised In-The-Money Options/SARs at Fiscal Year End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
K. Rupert Murdoch	0	0	12,000,000	0	0	0
Peter Chernin	0	0	8,387,500	1,250,000	$13,597,857	$3,254,754
David DeVoe	0	0	1,560,000	525,000	$2,023,004	$1,588,064
Lachlan Murdoch	0	0	1,602,500	405,000	$3,398,049	$1,151,734
Arthur Siskind	0	0	1,565,000	525,000	$1,747,454	$1,588,064

(1)	Value of the securities underlying the “in the money” options/SARs at year end minus the exercise price of the options/SARs based on the closing price of $16.67 for the shares underlying the options/SARs on June 30, 2004.

Pension plans

Under the terms of the News America Incorporated Employees’ Pension and Retirement Plan and the News America Incorporated Supplemental Executive Retirement Plan (collectively, the “News Corp Pension Plans”), an eligible employee will receive a benefit at retirement that is based upon (a) the employee’s number of years of benefit service from 1989 and final average compensation (salary and bonus) for the highest 60 consecutive months out of the final 120 months plus (b) the benefit calculated as of 1989 under the prior plan formula indexed for future increases in earnings. Compensation, for benefit purposes, is limited to $305,000 per year for fiscal 2004.

For the named executive officers, News Corporation provides enhanced SERP benefits where the compensation limit has been extended to $2,000,000 and this benefit is integrated with social security. In addition, these executives, as a minimum, receive an annual benefit of $500,000 adjusted annually for inflation. The benefits under the News America Incorporated Supplemental Executive Retirement Plan and the enhanced benefits are not subject to the Internal Revenue Code provisions that limit the compensation used to determine benefits and the amount of annual benefits payable under the News America Incorporated Employees’ Pension and Retirement Plan. The table below illustrates, for representative average annual pensionable compensation and years of benefit service classifications, the retirement benefit payable to the named executive officers under the News Corp Pension Plans and the enhanced benefits upon retirement in 2004 at age 65, based on the 100% Joint and Survivor annuity form of benefit payment. For all the named executive officers, the estimated benefits payable under the News Corp Pension Plans and the enhanced benefits, as of June 30, 2004, is based on the compensation limit of $2,000,000 stated above. Messrs. K. Rupert Murdoch, Chernin, DeVoe, Lachlan K. Murdoch and Siskind have been credited with 52.3, 15.3, 21, 7.1 and 13.3 years of benefit service, respectively.

Pension Plan Table

Annual Remuneration	Estimated Annual Pension for Years of Service
	5	10	15	20	35	50
$1,000,000	$558,936	$558,936	$558,936	$558,936	$558,936	$700,284
$1,200,000	558,936	558,936	558,936	558,936	662,280	842,280
$1,400,000	558,936	558,936	558,936	558,936	774,276	984,276
$1,600,000	558,936	558,936	558,936	558,936	886,284	1,126,284
$1,800,000	558,936	558,936	558,936	570,444	998,280	1,268,280
$2,000,000	558,936	558,936	558,936	634,440	1,110,276	1,410,276

Director Compensation

The basic fees payable to the Directors who are not executives of the Company (the “Non-executive Directors”) are set by the Board of Directors. The Non-executive Directors receive an annual retainer of $125,000 with each director investing $40,000 of this retainer in the Company’s stock through a deferred stock unit account. Audit Committee members receive an additional $15,000 per year, Compensation Committee members an additional $6,000 per year and Nominating and Corporate Governance Committee members an additional 6,000 per year with the Audit Committee Chairman receiving an additional $10,000 per year and Compensation and Nominating and Corporate Governance Committee Chairmen receiving an additional $5,000 annually. Because the focus of the Board is on the long-term direction of the Company, there is no direct link between Non-executive Director remuneration and the short-term results of the Company.

Directors’ fees are not paid to Directors that are executives of News Corporation because the responsibilities of Board membership are considered in determining remuneration provided as part of the normal employment conditions.

Employment Arrangements

Summary of Peter Chernin’s Employment Agreement. After review and approval of the terms and conditions of the agreement by the Company’s Compensation Committee and Board of Directors, the Company entered into the Amended and Restated Employment Agreement described below with Peter Chernin, the Company’s President and Chief Operating Officer, effective August 1, 2004 through June 30, 2009. Mr. Chernin’s agreement provides that he will receive a base salary of $3,800,000 per year, and he is eligible to receive an annual performance-based bonus based on the Company’s achievement of financial performance targets determined by (i) calculating the percentage change in adjusted earnings per share (as defined in the agreement) of the Company for the fiscal year then ended compared to the prior fiscal year and (ii) then determining the required amount (as defined in the agreement) of bonus payable in amounts ranging from $0 to $25 million based on guidelines in the agreement setting forth the required bonus amount for the corresponding percentage change in adjusted earnings per share (as defined in the agreement). Pursuant to the terms of the agreement, the first $5 million of the annual performance-based bonus will be payable in cash and one-half of any remaining balance will also be payable in cash and the other half will be payable in restricted stock units (paid in three equal annual installments except for any restricted stock units earned in the fiscal years ended 2007 and 2008 which are required to be paid in two equal annual installments and one installment, respectively). The number of restricted stock units to be delivered is equal to the applicable value divided by the average market price (as defined in the agreement) of the Class A non-voting Common Stock. Any bonus earned for the period ending June 30, 2009 will be payable solely in cash.

Pursuant to Mr. Chernin’s agreement, in August 2004, he received a grant of stock appreciation rights on 500,000 shares of Class A non-voting common stock which vest as to 25% on each anniversary date after the date of grant. In addition, Mr. Chernin is also eligible to receive grants of annual equity-based awards in the form of stock, stock options or other stock related grants in amounts equal to and on terms at least as favorable as grants made to other Company executives. Mr. Chernin may participate in the Company’s pension and welfare plans that are applicable to the Company’s senior executives, which generally include retirement plans, supplemental and excess retirement plans, group life insurance, accident and death insurance, medical and dental insurance, sick leave and disability plans and any plan or program providing fringe benefits or perquisites to the Company’s executive officers. In addition to these pension and welfare benefits, Mr. Chernin is entitled to monthly Company contributions of $41,667 through November 15, 2004 to a pension account, which earns a guaranteed annual rate of return and, commencing on August 1, 2004, a savings account with monthly Company contributions of $358,334, which earns a rate of return equal to his investments in the 401(k) plan which both shall be fully vested at all times. The pension and savings account shall be paid in cash in a lump sum to Mr. Chernin, upon his termination of employment with the Company or at a time otherwise elected by Mr. Chernin in accordance with procedures developed by the Company. Pursuant to the terms of the agreement, the Company will pay premiums under Mr. Chernin’s existing variable universal life insurance policies with a death benefit of $5 million. Mr. Chernin is also entitled to reimbursement in accordance with the policies of the Company for traveling and other expenses incurred in the performance of the Company’s business, including, to the extent available, use of the Company jet for business travel.

If Mr. Chernin’s employment is terminated by the Company for cause, by reason of death or if Mr. Chernin resigns without good reason (as defined in the agreement), he is entitled to receive (i) a payment equal to his base salary accrued through the date of such termination or resignation, (ii) a payment of the pro-rata portion of his annual bonus, (iii) a payment of any bonus earned but not yet paid for any period ending prior to the date of such termination or resignation, (iv) a payment of the total accrued amount in Mr. Chernin’s pension account and savings account (as defined in the agreement), (v) a grant of stock appreciation rights or other equity-based awards that he may be eligible to receive prior to the date of such termination or resignation to the extent not yet granted and (vi) other benefits such as enhanced SERP benefits, lifetime medical and life insurance and lifetime health and welfare benefits. Unvested equity awards would be forfeited upon such termination unless Mr. Chernin elects to enter into a post-termination production agreement. Good reason is defined under the agreement to include, among other things, any material reduction in Mr. Chernin’s benefits under any employee benefit plan or any material reduction in fringe benefits and perquisites provided to Mr. Chernin (unless failure to reduce such benefits would constitute a violation of applicable law), the assignment to Mr. Chernin of any duties inconsistent with his positions, duties and status with the Company, a change in Mr. Chernin’s reporting responsibilities, title or offices and if any person other than Mr. K. Rupert Murdoch is Chairman and Chief Executive Officer of the Company. If Mr. Chernin terminates his employment without good reason to become the chief executive officer of another company engaged in material business that is competitive (as defined in the agreement) with the business conducted by the Company and such company is not a listed company and its direct or indirect parent is a listed company, the Company and its affiliates will have no claim for damages against Mr. Chernin or any other person or entity if Mr. Chernin has provided six months notice to the Company and obtained the consent of the Chairman.

If Mr. Chernin’s employment is terminated by the Company without cause, for reason of disability, or if Mr. Chernin resigns for good reason, he is entitled to receive the payments listed as (i) through (v) above in addition to: (a) full vesting and exercisability of outstanding unvested stock appreciation rights, stock options and other equity-based awards granted to him prior to, on or after his termination, and the ability to exercise such stock appreciation rights or options for their full 10-year term, as well as payment of all restricted stock units, (b) a lump sum cash amount equal to $40,000,000, (c) payment of all restricted stock units paid in accordance to the terms of the agreement and (d) other benefits such as continued medical, disability, dental and life insurance coverage. If Mr. Chernin becomes subject to golden parachute excise taxes the Company will pay him a “Gross-up Amount” (as defined in the Agreement).

Unless Mr. Chernin resigns after declining to replace Mr. K. Rupert Murdoch as Chief Executive Officer of the Company (a “CEO Termination”) or Mr. Chernin becomes a full-time employee of an entity that derives more than 10% of its revenue from film or television production, within 30 days following the termination of Mr. Chernin’s employment for any reason (including for cause), he may require that the Company enter into separate six-year motion picture and television production agreements. The motion picture agreement will provide for the purchase by the Company of at least two motion pictures per year, and both the motion picture and television production agreements will contain terms relating to guarantees, fees and compensation at least as favorable as the most favorable agreements entered into by the Company and any other producer prior to the effective date of the employment agreement. The production agreements will provide the Company with the first look with respect to any television programming or motion picture projects developed thereunder. During the term of the production agreements, Mr. Chernin’s equity awards under the Employment Agreement will continue to vest or be paid out on their original schedule and Mr. Chernin will continue to receive credit for age and service for the purposes of post-retirement benefits. During the term of the agreement and for one year thereafter, Mr. Chernin may not induce any employee of the Company or its affiliates to leave his or her employment or to provide services for any other person or entity.

Summary of David F. DeVoe’s Employment Agreement. News America Incorporated (“NAI”) and David F. DeVoe, Senior Executive Vice President and Chief Financial Officer of the Company, entered into an employment agreement dated as of November 15, 2004. Under the agreement, Mr. DeVoe will continue to serve as Senior Executive Vice President and Chief Financial Officer of the Company as well as Senior Executive Vice President and Chief Financial Officer of NAI and Fox Entertainment Group, Inc. (“FEG”), subsidiaries of the Company. Mr. DeVoe will also continue to serve as a director on the Boards of Directors of the Company, NAI and FEG. The new agreement, which was executed on March 8, 2005, applies for the period beginning November 15, 2004 and expiring on November 14, 2009.

Pursuant to the terms of the employment agreement, Mr. DeVoe will receive a base salary at an annual rate of not less than $2,503,750 and will be eligible to receive a discretionary annual bonus. Mr. DeVoe will be entitled to participate in incentive or benefit plans or arrangements presently in effect or to be adopted by the Company applicable to senior executives of the Company, NAI or FEG including any stock option or purchase plan, stock appreciation rights plan or any bonus or other incentive compensation plan and any profit sharing, pension, group medical, dental disability and life insurance or other similar benefits plan (collectively, the “Benefits”). Pursuant to the terms of the employment agreement, Mr. DeVoe will be provided with the use of an automobile, and the Company shall pay for the insurance, maintenance, fuel and telephone for such automobile. Pursuant to the terms of the employment agreement, Mr. DeVoe will continue to receive enhanced SERP and welfare benefits in certain events including in the event of any termination of the employment agreement.

If Mr. DeVoe’s employment is terminated for cause (as defined in the employment agreement), Mr. DeVoe will be entitled to receive his full base salary, a specified bonus (equal to the average of the two immediately preceding annual bonuses paid to Mr. DeVoe) and the Benefits or payment on account of the Benefits through the date of termination from employment.

If Mr. DeVoe’s employment is terminated other than for disability, death or cause or if Mr. DeVoe terminates his employment due to (i) a breach of the employment agreement by NAI, which, if curable, is not cured within 20 days after written notice specifying such breach is given or (ii) the requirement that Mr. DeVoe be based outside the New York metropolitan area, Mr. DeVoe will be entitled to receive the compensation and other payments and Benefits through the term of the employment agreement and in the same manner as though he continued to be employed under the terms of the employment agreement. In addition, Mr. DeVoe will not be required to seek or accept other employment during the term of the employment agreement and any amounts earned from any other employment during the term of the employment agreement will not reduce or otherwise affect the payments due to Mr. DeVoe.

The employment agreement provides that, if, in the future, the Company, NAI or FEG enters into agreements with their senior executives for the purpose of providing such executives with severance benefits in the event of a change of control of the Company, NAI or FEG, then the Company, NAI or FEG will enter into an agreement with Mr. DeVoe which affords him comparable benefits.

Summary of Arthur M. Siskind’s Employment Agreement. After review and approval of the terms and conditions of the agreement by the Company’s Compensation Committee and Board of Directors, NAI entered into the Restated Employment Agreement described below with Arthur M. Siskind, a director and the Senior Advisor to the Chairman of the Company, effective January 1, 2005 through December 31, 2008. Mr. Siskind will receive a base salary of $1,000,000 per year, which salary shall be reviewed annually and which may be increased at the discretion of the Company. Mr. Siskind’s agreement provides that he will, in his executive capacity, report directly to, and perform such services and give such advice as requested by, the Chairman of the Company. Mr. Siskind will be based and render services in the New York City metropolitan area at the principal office maintained by NAI and will travel as is reasonably required. Mr. Siskind may participate in any bonus or incentive plans in which other senior executives of the Company or NAI participate at the discretion of the Company. NAI will provide Mr. Siskind, or reimburse him for, the use of an automobile, whether purchased or leased, and shall pay for the insurance, maintenance, fuel and telephone for such car. During the term of his employment, Mr. Siskind will also be provided with a suitable office and continued secretarial and support services. During the term of his employment, NAI shall pay, or reimburse Mr. Siskind for all expenses reasonably incurred by him in connection with his performance of his duties. In the event the Company or NAI shall in the future enter into agreements with their senior executives for the purpose of providing such executives with severance benefits in the event of a change of control of the Company or NAI, then the Company or NAI, as the case may be, shall enter into an agreement with Mr. Siskind which affords comparable benefits to him. Mr. Siskind is entitled to participate, to the extent applicable to senior executives of the Company or NAI, in any of the following plans: stock option or purchase, stock appreciation rights, bonus or other incentive compensation, profit-sharing, pension, group medical, dental, disability and life insurance or other similar benefit plans.

To provide a supplemental pension benefit to Mr. Siskind, NAI shall credit to a reserve account a monthly sum calculated at the rate of $75,000 per annum, increased, commencing on July 1, 2004, by the percentage increase during the term of employment in the Consumer Price Index for all Consumers. Additionally, during the term of Mr. Siskind’s employment, NAI will further provide a monthly credit to the reserve account consisting of interest payments on the credit balance in the reserve account. The amounts credited to the reserve account, including the interest credits, shall not be held in trust for Mr. Siskind. Mr. Siskind shall have no rights with respect to the credit balance in the reserve account, except the contractual right to receive payments when due as described below.

The term of Mr. Siskind’s employment shall be terminated at the option of NAI without constituting a breach of the agreement upon the (i) death of Mr. Siskind, (ii) the incapacity and disability of Mr. Siskind or (iii) the discharge of Mr. Siskind for cause, which means Mr. Siskind’s material breach of the agreement that is not cured in a timely fashion or Mr. Siskind’s excessive absenteeism, insobriety, drug addiction, fraud, embezzlement or conviction of a felony (other than a vehicular felony). Mr. Siskind, at his option, may terminate his employment without constituting a breach of the agreement in the event (i) of a breach of the agreement by NAI or the breach of the guarantees of the agreement by the Company, which breach if curable, is not cured in a timely fashion, (ii) Mr. Siskind is required to be based and essentially render services somewhere other than the New York City metropolitan area at the principal office of NAI, or (iii) if K. Rupert Murdoch shall no longer be serving as the Chief Executive Officer of the Company.

Upon termination of employment under the agreement: (i) Mr. Siskind’s pension and the benefit arrangements which are to be provided after termination of employment will continue, including, without limitation, those arrangements provided for in two letter agreements from the Company to Mr. Siskind, each dated March 1, 2000; and (ii) the amount in the deferred compensation reserve account will be paid to Mr. Siskind, his wife (if alive) or to his estate (as applicable) in 120 equal monthly payments which will include 6% interest from the date of commencement of such payments.

If Mr. Siskind’s employment is terminated by reason of his death, NAI will pay directly to his surviving spouse, or if his spouse does not survive him, then to the legal representative of his estate, (i) for a period of twelve months an amount equal to and payable at the same rate as his then current salary, any benefits or payments on account of benefits as described above and the amount that would otherwise have been credited to the reserve account for such period as described above and (ii) any payment Mr. Siskind’s spouse, beneficiaries, or estate may be entitled to receive pursuant to any pension or employee benefit plan or life insurance policy then maintained by the Company. To the extent that any payments by NAI pursuant to any benefit plan (including the reserve account as described above) shall not be fully vested at the time of termination (the “Non-Vested Contributions”), then NAI will pay to Mr. Siskind’s surviving spouse, or if his spouse shall not survive him, then to the legal representative of his estate, an amount equal to the Non-Vested Contributions. During any period that Mr. Siskind fails to perform his duties as a result of incapacity and disability due to physical or mental illness, NAI shall continue to pay to Mr. Siskind his full salary, any benefits or payments on account of benefits as described above and the amount that would otherwise have been credited to the reserve account for such period as described above, until Mr. Siskind returns to his duties or until his employment is terminated. If Mr. Siskind’s employment shall be terminated for cause, NAI shall pay Mr. Siskind his full salary, any benefits or payments on account of benefits as described above through the date of termination and pay the amount that would otherwise have been credited to the reserve account through the date of termination.

If NAI terminates the employment agreement without a breach of the agreement, as described above, or if Mr. Siskind terminates his employment without a breach of the agreement, as described above, then NAI will pay to Mr. Siskind his full salary plus an amount that would have otherwise been paid, provide any benefits, as described above, through the term of employment (i.e., December 31, 2008) at the rate and subject to the aggregate cap in effect at the date of termination of Mr. Siskind’s employment and pay the amount that would otherwise have been credited to the reserve account through the term of employment, as described above. Mr. Siskind would receive the payments in the same manner as though he continued to be employed under the agreement. In addition, NAI would also make any payment of Non-Vested Contributions. Mr. Siskind will not be required to seek or accept other employment during the period these payments are made and any amounts earned by him from any other employment during the term of employment will not reduce or otherwise affect the payments due to Mr. Siskind under this paragraph.

ANNUAL MEETING STOCKHOLDER PROPOSALS

A stockholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of stockholders to be held in 2005 must be received by the Company by June 1, 2005. Such proposal must also comply with the requirements as to form and substance established by the SEC for such proposals. A stockholder otherwise desiring to bring matters before an annual meeting of stockholders must, pursuant to the Company’s by-laws, timely deliver notice in writing to the Corporate Secretary of the Company not earlier than July 3, 2005 and not later than August 2, 2005.

If any stockholder proposals are presented for action at the annual meeting, but are not submitted within the time periods described above, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment as determined in their sole discretion.

OTHER MATTERS

The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the Special Meeting. If other matters properly come before the Special Meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

The Board of Directors of the Company urges each stockholder, whether or not he or she intends to be present at the Special Meeting, to complete, sign, and return the enclosed proxy or vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card as promptly as possible.

By Order of the Board of Directors

Lawrence A. Jacobs Senior Executive Vice President and Group General Counsel

May 25, 2005

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE, OR ELECTRONICALLY THROUGH THE INTERNET, BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD.

APPENDIX A

NEWS CORPORATION

2005 LONG-TERM INCENTIVE PLAN

ARTICLE I

GENERAL

Section 1.1 Purpose.

The purpose of the News Corporation 2005 Long-Term Incentive Plan (the “Plan”) is to benefit and advance the interests of News Corporation, a Delaware corporation (the “Company”), and its subsidiaries by making awards to certain employees, directors and other service providers of the Company and its subsidiaries as an additional incentive for them to make contributions to the financial success of the Company.

Section 1.2 Definitions.

As used in the Plan, the following terms shall have the following meanings:

(a) “Administrator” shall mean the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 1.3(c).

(b) “Affiliate” shall mean, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company, including, without limitation, any subsidiary; provided, that solely for the purposes of the Plan there shall be a presumption of control by the Company if the Company owns more than 20% of the value, or more than 20% of the combined voting power, of the other trade or business.

(c) “Agreement” shall mean the written agreement or certificate or other documentation governing an Award under the Plan, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference.

(d) “Awards” shall mean any Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, unrestricted shares of Common Stock, Dividend Equivalents, Performance Awards or Other Awards or a combination of any of the above.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto, and the rules and regulations promulgated thereunder.

(g) “Committee” shall mean the Compensation Committee of the Board (or such other Committee(s) as may be appointed or designated by the Board) to administer the Plan in accordance with Section 1.3 of the Plan.

(h) “Common Stock” shall mean shares of Class A Common Stock, par value $0.01 per share, of the Company.

(i) “Date of Grant” shall mean the effective date of the grant of an Award as set forth in the applicable Agreement.

(j) “Dividend Equivalent” shall mean a right to receive a payment based upon the value of the regular cash dividend paid on a specified number of shares of Common Stock as set forth in Section 6.1 hereof. Payments in respect of Dividend Equivalents may be in cash, or, in the discretion of the Committee, in shares of Common Stock or in a combination of cash or shares of Common Stock.

(k) “Effective Date” shall mean May 17, 2005.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including any successor law thereto.

(m) “Expiration Date” shall mean the earlier to occur of (A) the expiration of the option period or Stock Appreciation Right period set forth in the applicable Agreement or (B) the tenth anniversary of the Date of Grant of the Stock Option or SAR.

(n) “Fair Market Value” of a share of Common Stock on a given date shall mean, unless otherwise determined by the Committee, the 4:00 p.m. (New York time) closing price on such date (or if no closing price was reported on that date, as applicable, on the preceding business day) on the New York Stock Exchange or other principal stock exchange on which the Common Stock is then listed, as reported by The Wall Street Journal (Northeast edition) or any other authoritative source selected by the Company. If the Common Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Common Stock as determined by the Board in good faith.

(o) “GAAP” shall mean generally accepted accounting principles in the United States.

(p) “Other Awards” shall mean any form of award authorized under Section 6.2 of the Plan, other than a Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit, unrestricted share of Common Stock, Performance Award or Dividend Equivalent.

(q) “Outstanding Stock Option” shall mean a Stock Option granted to a Participant which has not yet been exercised and which has not yet expired or been terminated in accordance with its terms.

(r) “Outstanding Stock Appreciation Right” shall mean a Stock Appreciation Right granted to a Participant which has not yet been exercised and which has not yet expired or been terminated in accordance with its terms.

(s) “Participant” shall mean any employee, director or other Service Provider of the Company or any Affiliate who has met the eligibility requirements set forth in Section 1.4 hereof and to whom an Award has been made under the Plan.

(t) “Performance Award” shall mean any award of Performance Shares or Performance Units pursuant to Article V hereof.

(u) “Performance Goals” shall have the meaning set forth in Section 5.2 hereof.

(v) “Performance Period” shall mean a period of time of at least one year over which performance is measured as determined by the Committee in its sole discretion.

(w) “Performance Share” shall mean an award granted pursuant to Article V hereof of a share of Common Stock subject to the terms and conditions set forth in the applicable Agreement.

(x) “Performance Units” shall mean an award granted pursuant to Article V hereof, payable in cash, or, in the discretion of the Committee, in shares of Common Stock or in a combination of cash or shares of Common Stock, subject to the terms and conditions set forth in the Plan and in the applicable Agreement.

(y) “Permanent Disability” shall have the same meaning as such term or a similar term has in the long-term disability policy maintained by the Company or an Affiliate thereof for the Participant and that is in effect on the date of the onset of the Participant’s Permanent Disability, unless the Committee determines otherwise, in its discretion; provided, however, with respect to grants of Incentive Stock Options, permanent disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code.

(z) “Restricted Share” shall mean a share of Common Stock granted to a Participant pursuant to Article III, which is subject to the restrictions set forth in Section 3.3 hereof and to such other terms, conditions and restrictions as are set forth in the Plan and the applicable Agreement.

(aa) “Restricted Share Unit” shall mean a contractual right granted to a Participant pursuant to Article IV to receive, in the discretion of the Committee, shares of Common Stock, a cash payment equal to the Fair Market Value of Common Stock or a combination of cash or shares of Common Stock, subject to the terms and conditions set forth in the Plan and in the applicable Agreement.

(bb) “Retirement” shall mean the resignation or termination of employment after attainment of age 60 with ten years of service with the Company or any of its Affiliates.

(cc) “Section 162(m)” shall mean Section 162(m) of the Code and the rules and regulations promulgated thereunder from time to time.

(dd) “Section 162(m) Exception” shall mean the exception under Section 162(m) and the regulations thereunder for “qualified performance-based compensation.”

(ee) “Section 162(m) Performance Goals” shall have the meaning set forth in Section 5.2 hereof.

(ff) “Service” shall mean service as a Service Provider to the Company or any of its Affiliates. A change in position or duties shall not result in interrupted or terminated Service, so long as the Participant continues to be a Service Provider. Whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, whose determination shall be final, binding and conclusive.

(gg) “Service Provider” shall mean an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

(hh) “Stock Appreciation Right” shall mean a contractual right granted to a Participant pursuant to Article II to receive an amount determined in accordance with Section 2.6 of the Plan, subject to such other terms and conditions as are set forth in the Plan and the applicable Agreement.

(ii) “Stock Option” shall mean a contractual right granted to a Participant pursuant to Article II to purchase shares of Common Stock at such time and price, and subject to such other terms and conditions as are set forth in the Plan and the applicable Agreement. Stock Options may be “Incentive Stock Options” within the meaning of Section 422 of the Code or “Non-Qualified Stock Options” which do not meet the requirements of such Code section.

(jj) “Substitute Awards” shall mean Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or with which the Company combines.

(kk) “Termination for Cause” shall mean a termination of Service with the Company or any of its Affiliates which, as determined by the Committee, is by reason of (i) ”cause” as such term or a similar term is defined in any employment agreement that is in effect and applicable to the Participant, (ii) if there is no such employment agreement or if such employment agreement contains no such term, unless the Committee determines otherwise, the Participant’s: (A) conviction of embezzlement, fraud or other conduct which would constitute a felony; (B) willful unauthorized disclosure of confidential information; (C) failure, neglect of or refusal to substantially perform the duties of the Participant’s employment; or (D) any other act or omission which is a material breach of the Company’s policies regarding employment practices including, without limitation, the Company’s Standards of Business Conduct or the applicable federal, state and local laws prohibiting discrimination or which is materially injurious to the financial condition or business reputation of the Company or any Affiliate thereof, or (iii) in the case of a Service Provider who is not an employee of the Company or any Affiliate, actions by the Service Provider that would justify a Termination for Cause if the Service Provider was an employee.

Section 1.3 Administration of the Plan.

(a) Board or Committee to Administer. The Plan shall be administered by the Board or by a Committee appointed by the Board, consisting of at least two members of the Board; provided that, with respect to any Award that is intended to satisfy the requirements of the Section 162(m) Exception, such Committee shall consist of at least such number of directors as is required from time to time to satisfy the Section 162(m) Exception, and each such Committee member shall satisfy the qualification requirements of such exception; provided, however, that, if any such Committee member is found not to have met the qualification requirements of the Section 162(m) Exception, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

(b) Powers of the Committee.

(i) The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, any officer or other designee of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding as to all matters relating to the Plan.

(ii) The Committee shall have authority to select Participants from among the class of eligible persons specified in Section 1.4 below, to determine the type of Award to be granted, to determine the number of shares of Common Stock subject to an Award or the cash amount payable in connection with an Award, and to determine the terms and conditions of each Award in accordance with the terms of the Plan. Except as provided in Section 2.5, 2.6(d) and Section 5.4, the Committee shall also have the authority to amend the terms of any outstanding Award or waive any conditions or restrictions applicable to any Award; provided, however, that no amendment shall materially impair the rights of the holder thereof without the holder’s consent. With respect to any restrictions in the Plan or in any Agreement that are based on the requirements of Section 422 of the Code, the Section 162(m) Exception, the rules of any exchange upon which the Company’s securities are listed, or any other applicable law, rule or restriction to the extent that any such restrictions are no longer required, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such restrictions and/or to waive any such restrictions with respect to outstanding Awards.

(c) Delegation by the Committee. The Committee may, but need not, from time to time delegate, to the extent permitted by law, some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to make Awards to employees (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) or (C) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) to interpret the Plan or any Award, or (iii) under Article IX of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 1.3(c) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

Section 1.4 Eligible Persons.

Awards may be granted to any employee, director or other Service Provider of the Company or any of its Affiliates.

Section 1.5 Common Stock Subject to the Plan.

(a) Plan Limit. The shares of Common Stock subject to Awards under the Plan shall be made available from authorized but unissued Common Stock or from Common Stock issued and held in the treasury of the Company. Subject to adjustment under Article VII hereof, the total number of shares of Common Stock that may be distributed under the Plan (the “Section 1.5 Limit”) shall not exceed, in the aggregate, 165,000,000 shares of Common Stock.

(b) Plan Sub Limits. Subject to adjustment Under Article VII hereof, the maximum aggregate number of shares of Common Stock that may be issued in conjunction with awards of (i) Restricted Shares, Restricted Shares Units, unrestricted shares of Common Stock, Performance Shares and Dividend Equivalents, and (ii) Performance Units and Other Awards, but only if the Performance Units or Other Awards are paid or settled in shares of Common Stock, is 82,500,000 shares.

(c) Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of shares of Common Stock that remain available for issuance, the following rules apply:

(i) In connection with the granting of an Award (other than an Award denominated in dollars), the number of shares of Common Stock in respect of which the Award is granted or denominated shall be counted against the Section 1.5 Limit. Stock Appreciation Rights granted under the Plan shall reduce the Section 1.5 Limit on a one-for-one basis based on the number of shares of Common Stock for which the Stock Appreciation Rights are denominated, not based on the number of shares of Common Stock actually delivered pursuant to the Stock Appreciation Rights.

(ii) To the extent permitted by law or the rules and regulations of any stock exchange on which the Common Stock is listed, the number of shares of Common Stock that shall be added back to the Section 1.5 Limit and shall again be available for Awards, shall be the corresponding number of shares of Common Stock that are (A) subject to an Award which for any reason expires or is cancelled, forfeited, or terminated without having been exercised or paid and (B) subject to Awards that are instead settled in cash.

(iii) Any shares of Common Stock underlying Substitute Awards shall not be counted against the Section 1.5 Limit.

Notwithstanding anything in this Section 1.5 to the contrary, in no event shall more than 165,000,000 shares of Common Stock, subject to adjustment pursuant to Article VII hereof, be granted pursuant to incentive stock options under the Plan.

Section 1.6 Section 162(m) Limits on Awards to Participants.

(a) Limits on Certain Stock Options and Stock Appreciation Rights. The maximum aggregate number of shares of Common Stock that may be granted to any Participant during any single calendar year with respect to Stock Options or Stock Appreciation Rights that are granted at no less than 100% of Fair Market Value on the Date of Grant is 3,000,000 (regardless of whether Stock Appreciation Rights are settled in cash, Common Stock, other Company securities or a combination thereof) unless the grant is made in the Participant’s year of hire, in which case the limit is 5,000,000, subject to adjustment pursuant to Article VII hereof.

(b) Limits on other Awards. The maximum amount of Awards (other than those Awards set forth in Section 1.6(a)) intended to qualify for the Section 162(m) Exception that may be awarded to any Participant in respect of any Performance Period is $25 million (with respect to Awards denominated in cash) and 3.0 million shares of Common Stock (with respect to Awards denominated in shares of Common Stock), subject to adjustment pursuant to Article VII hereof.

Section 1.7 Agreements.

The Committee shall determine and set forth in an Agreement the terms and conditions of each Award (other than an Award of unrestricted Common Stock). Each Agreement (i) shall state the Date of Grant and the name of the Participant, (ii) shall specify the terms of the Award, (iii) shall be signed (including by electronic signature) by a person designated by the Committee and, if so required by the Committee, by the Participant, (iv) shall incorporate the Plan by reference and (v) shall be delivered or otherwise made available to the Participant. The Agreement shall contain such other terms and conditions as are required by the Plan and, in addition, such other terms not inconsistent with the Plan as the Committee may deem advisable. The Committee shall have the authority to adjust the terms of the Agreements relating to an Award in a jurisdiction outside of the United States, and/or to adopt a schedule to the Plan regarding the terms of Awards to be granted in any such jurisdiction, (i) to comply with the laws of such jurisdiction or (ii) to obtain more favorable tax treatment for the Company and/or any Affiliate, as applicable, and/or for the Participants in such jurisdiction. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be more restrictive than the terms set forth in the Plan.

ARTICLE II

PROVISIONS APPLICABLE TO STOCK OPTIONS AND

STOCK APPRECIATION RIGHTS

Section 2.1 Grants of Stock Options.

The Committee may from time to time grant to eligible employees, directors or other Service Providers of the Company or any of its Affiliates Stock Options on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. Each Agreement covering a grant of Stock Options shall specify the number of Stock Options granted, the Date of Grant, the exercise price of such Stock Options, whether such Stock Options are Incentive Stock Options or Non-Qualified Stock Options, the period during which such Stock Options may be exercised, any vesting schedule, any Performance Goals and any other terms that the Committee deems appropriate.

Section 2.2 Exercise Price.

The Committee shall establish the per share exercise price of a Stock Option on the Date of Grant in such amount as the Committee shall determine; provided that such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant. In addition, notwithstanding the foregoing, the per share exercise price of a Stock Option that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, provided that the excess of:

(i) the aggregate Fair Market Value (as of the Date of Grant of such Substitute Award) of the shares of Common Stock subject to the Substitute Award, over

(ii) the aggregate exercise price thereof, does not exceed the excess of:

(iii) the aggregate fair market value (as of the time immediately preceding the transaction pursuant to which the Substitute Award was granted, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over

(iv) the aggregate exercise price of such shares.

The exercise price of any Stock Option will be subject to adjustment in accordance with the provisions of Article VII of the Plan.

Section 2.3 Exercise of Stock Options.

(a) Exercisability. Stock Options shall be exercisable only to the extent the Participant is vested therein, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant). The Committee shall establish the vesting schedule applicable to the Stock Options granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Stock Options and/or any applicable Performance Goal requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant). Unless the Committee specifies otherwise in the applicable Agreement (or an employment agreement applicable to the Participant provides otherwise), the vesting schedule for Stock Options granted hereunder shall be twenty five percent (25%) of the shares of Common Stock subject to the Stock Options per year, subject to the Participant’s continued Service.

(b) Option Period. For each Stock Option granted, the Committee shall specify the period during which the Stock Option may be exercised.

(c) Exercise in the Event of Termination of Service, Retirement, Death or Permanent Disability.

(i) Termination other than for Cause, or due to Retirement, Death or Permanent Disability. Except as otherwise provided in this Section 2.3 or as otherwise determined by the Committee, in the event that (A) the Participant ceases to be a Service Provider of the Company or any of its Affiliates by reason of the voluntary termination by the Participant or the termination by the Company or any of its Affiliates other than for Cause, his Outstanding Stock Options may be exercised to the extent then exercisable until the earlier of three months after the date of such termination or the Expiration Date, (B) the Participant ceases to be an employee of the Company or any of its Affiliates by reason of the Participant’s Retirement, the Participant’s Outstanding Stock Options shall continue to vest for an additional three year period following Retirement, and the Participant may exercise his vested Outstanding Stock Options until the earlier of the third anniversary of his Retirement or the Expiration Date; (C) the Permanent Disability of the Participant occurs, his Outstanding Stock Options may be exercised to the extent exercisable upon the date of the onset of such Permanent Disability until the earlier of the first anniversary of such date or the Expiration Date; and (D) a Participant dies during a period during which his Stock Options could have been exercised by him, his Outstanding Stock Options may be exercised to the extent exercisable at the date of death by the person who acquired the right to exercise such Stock Options by will or the laws of descent and distribution or permitted transfer until the earlier of the first anniversary of the date of death or the Expiration Date. Except as otherwise provided in this Section 2.3 or as otherwise determined by the Committee, upon the occurrence of an event described in clauses (A), (B), (C) or (D) of this Section 2.3(c)(i), all rights with respect to Stock Options that are not vested as of such event will be relinquished.

(ii) Termination for Cause. If a Participant’s Service with the Company or any of its Affiliates ends due to a Termination for Cause then, unless the Committee in its discretion determines otherwise, all Outstanding Stock Options, whether or not then vested, shall terminate effective as of the date of such termination.

(iii) Maximum Exercise Period. Anything in this Section 2.3(c) to the contrary notwithstanding and unless the Committee determines otherwise, no Stock Option shall be exercisable after the Expiration Date. If the Expiration Date determined in accordance with the preceding sentence is not a business day, the Stock Options may be exercised up to and including the last business day before such date.

(d) Adjustment with Respect to Stock Options. Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Stock Options vest.

Section 2.4 Payment of Purchase Price Upon Exercise.

Every share purchased through the exercise of a Stock Option shall be paid for in full on or before the settlement date for the shares of Common Stock issued pursuant to the exercise of the Stock Options in cash or, in the discretion of the Committee, in shares of Common Stock, in a combination of cash or shares or in any other form of valid consideration that is acceptable to the Committee in its sole discretion. If the Agreement so provides, such exercise price may also be paid in whole or in part using a net share settlement procedure or through the withholding of shares subject to the Stock Option with a value equal to the exercise price. In accordance with the rules and procedures established by the Committee for this purpose, a Stock Option may also be exercised through a “cashless exercise” procedure, approved by the Committee, involving a broker or dealer, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the exercise price of the Option.

Section 2.5 No Repricing of Stock Options.

The Committee may not “reprice” any Stock Option without approval of the Company’s stockholders. “Reprice” means any of the following or any other action that has the same effect: (i) amending a Stock Option to reduce its exercise price, (ii) canceling a Stock Option at a time when its exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for a Stock Option, Restricted Share or other equity award unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, or (iii) taking any other action that is treated as a repricing under GAAP, provided that nothing in this Section 2.5 shall prevent the Committee from making adjustments pursuant to Article VII.

Section 2.6 Stock Appreciation Rights.

(a) Generally. The Committee may grant Stock Appreciation Rights alone or in tandem with other Awards.

(b) Stock Appreciation Rights Granted In Tandem with Stock Options. If the Stock Appreciation Right is granted in tandem with a Stock Option, such Stock Appreciation Right may be granted either at the time of the grant of the Stock Option or by amendment at any time prior to the exercise, expiration or termination of such Stock Option. The Stock Appreciation Right shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only at such times and to such extent as the related Stock Option is exercisable. A Stock Appreciation Right shall entitle the holder to surrender to the Company the related Stock Option unexercised and receive from the Company in exchange therefor an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Stock Option, determined as of the day preceding the surrender of such Stock Option, over the Stock Option aggregate exercise price. Such amount shall be paid in cash, or in the discretion of the Committee, in shares of Common Stock or in a combination of cash or shares of Common Stock.

(c) Stock Appreciation Rights Granted Alone or In Tandem with Awards Other Than Stock Options. Subject to the next sentence and Section 2.6(d), Stock Appreciation Rights granted alone or in tandem with Awards other than Stock Options shall be subject to such terms and conditions as the Committee shall establish at or after the time of grant and set forth in the applicable Agreement. The Committee shall establish the per share exercise price of a Stock Appreciation Right granted alone on the Date of Grant in such amount as the Committee shall determine; provided that such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant. In addition, notwithstanding the foregoing, the per share exercise price of a Stock Appreciation Right that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant; provided that the excess of:

(i) the aggregate Fair Market Value (as of the Date of Grant of such Substitute Award) of the shares of Common Stock subject to the Substitute Award, over

(ii) the aggregate exercise price thereof, does not exceed the excess of:

(iii) the aggregate fair market value (as of the time immediately preceding the transaction pursuant to which the Substitute Award was granted, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over

(iv) the aggregate exercise price of such shares.

The exercise price of any Stock Appreciation Right will be subject to adjustment in accordance with the provisions of Article VII of the Plan. Unless the Committee specifies otherwise in the applicable Agreement (or an employment agreement applicable to the Participant provides otherwise), the vesting schedule for Stock Appreciation Rights granted alone or in tandem with Awards other than Stock Options shall be twenty five percent (25%) of the shares of Common Stock subject to the Stock Appreciation Rights per year, subject to the Participant’s continued Service. The period specified by the Committee during which the Stock Appreciation Right may be exercised is the SAR period.

(d) Exercise of Stock Appreciation Rights Granted Alone or in Tandem With Awards Other Than Stock Options in the Event of Termination of Service, Retirement, Death or Permanent Disability.

(i) Termination other than for Cause, or due to Retirement, Death or Permanent Disability for Stock Appreciation Rights Granted Alone or In Tandem with Awards Other Than Stock Options. Except as otherwise provided in this Section 2.6 or as otherwise determined by the Committee, in the event that (A) the Participant ceases to be a Service Provider of the Company or any of its Affiliates by reason of the voluntary termination by the Participant or the termination by the Company or any of its Affiliates other than for Cause, his Outstanding Stock Appreciation Rights may be exercised to the extent then exercisable until the earlier of three months after the date of such termination or the Expiration Date, (B) the Participant ceases to be an employee of the Company or any of its Affiliates by reason of the Participant’s Retirement, the Participant’s Outstanding Stock Appreciation Rights shall continue to vest for an additional three year period following Retirement, and the Participant may exercise the Participant’s vested Outstanding Stock Appreciation Rights until the earlier of the third anniversary of the Participant’s Retirement or the Expiration Date; (C) the Permanent Disability of the Participant occurs, his Outstanding Stock Appreciation Rights may be exercised to the extent exercisable upon the date of the onset of such Permanent Disability until the earlier of the first anniversary of such date or the Expiration Date; and (D) a Participant dies during a period during which his Stock Appreciation Rights could have been exercised by him, his Outstanding Stock Appreciation Rights may be exercised to the extent exercisable at the date of death by the person who acquired the right to exercise such Stock Appreciation Rights by will or the laws of descent and distribution or permitted transfer until the earlier of the first anniversary of the date of death or the Expiration Date. Except as otherwise provided in this Section 2.6 or as otherwise determined by the Committee, upon the occurrence of an event described in clauses (A), (B), (C) or (D) of this Section 2.6(d)(i), all rights with respect to Stock Appreciation Rights that are not vested as of such event will be relinquished.

(ii) Termination for Cause. If a Participant’s Service with the Company or any of its Affiliates ends due to a Termination for Cause then, unless the Committee in its discretion determines otherwise, all Outstanding Stock Appreciation Rights, whether or not then vested, shall terminate effective as of the date of such termination.

(iii) Maximum Exercise Period. Anything in this Section 2.6(d) to the contrary notwithstanding and unless the Committee determines otherwise, no Stock Appreciation Rights shall be exercisable after the Expiration Date. If the Expiration Date determined in accordance with the preceding sentence is not a business day, the Stock Appreciation Rights may be exercised up to and including the last business day before such date.

(e) Adjustment with Respect to Stock Appreciation Rights. Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Stock Appreciation Rights vest.

(f) No Repricing of Stock Appreciation Rights. The Committee may not “reprice” Stock Appreciation Rights without approval of the Company’s stockholders. “Reprice” means any of the following or any other action that has the same effect: (i) amending Stock Appreciation Rights to reduce its exercise price, (ii) canceling Stock Appreciation Rights at a time when its exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for Stock Appreciation Rights, Restricted Share or other equity award unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, or (iii) taking any other action that is treated as a repricing under GAAP, provided that nothing in this Section 2.6(f) shall prevent the Committee from making adjustments pursuant to Article VII.

ARTICLE III

PROVISIONS APPLICABLE TO RESTRICTED SHARES

Section 3.1 Grants of Restricted Shares.

The Committee may from time to time grant to eligible employees or other Service Providers Restricted Shares on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. Each Agreement covering a grant of Restricted Shares shall specify the number of Restricted

Shares granted, the Date of Grant, the price, if any, to be paid by the Participant for such Restricted Shares, the vesting schedule (as provided for in Section 3.2 hereof) and any Performance Goals for such Restricted Shares and any other terms that the Committee deems appropriate.

Section 3.2 Vesting.

The Committee shall establish the vesting schedule applicable to Restricted Shares granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Restricted Shares and/or any applicable Performance Goal requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement, provided that time-based vesting schedules (other than time based vesting schedules following the achievement of specific performance goals) shall remain in effect (in whole or in part) at least until the third anniversary of the Date of Grant, except as provided in the applicable Agreement in the event of death, Permanent Disability, Retirement, change in control of the Company, constructive termination of Service, or termination by the Company other than Termination for Cause. In the case of Restricted Shares to be earned based on performance, the vesting period for the Restricted Shares will be no less than one year. Unless the Committee specifies otherwise in the applicable Agreement (or an employment agreement applicable to the Participant provides otherwise), the vesting schedule for Restricted Shares granted hereunder shall be twenty five percent (25%) of the Restricted Shares per year, subject to the Participant’s continued Service.

Section 3.3 Rights and Restrictions Governing Restricted Shares.

The Participant shall have all rights of a holder as to such shares of Common Stock (including, to the extent applicable, the right to receive dividends and to vote), subject to the following restrictions: (a) none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such shares have vested; and (b) except as otherwise provided in Section 3.6 below, all unvested Restricted Shares shall be immediately forfeited upon a Participant’s termination of Service with the Company or any Affiliate for any reason or the Participant’s death, Retirement or Permanent Disability.

Section 3.4 Adjustment with Respect to Restricted Shares.

Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Restricted Shares vest. The Committee may, in its sole discretion, remove any and all restrictions on such Restricted Shares whenever it may determine that, by reason of changes in applicable law, the rules of any stock exchange on which the Common Stock is listed or other changes in circumstances arising after the Date of Grant, such action is appropriate.

Section 3.5 Delivery of Restricted Shares.

On the date on which Restricted Shares vest, all restrictions contained in the Agreement covering such Restricted Shares and in the Plan shall lapse as to such Restricted Shares. Restricted Share Awards issued hereunder may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

Section 3.6 Termination of Service.

In the event that the Participant’s Service with the Company or any of its Affiliates ends for any reason other than Retirement prior to the date or dates on which Restricted Shares vest, the Participant shall forfeit all unvested Restricted Shares as of the date of such event, unless the Committee determines otherwise. In the event that the Participant’s Service with the Company or any of its Affiliates ends by reason of Retirement prior to the date or dates on which Restricted Shares vest, the Participant shall continue to vest in the unvested Restricted

Shares for a period of three years following the Participant’s Retirement. At the end of such three year period, all remaining unvested Restricted Shares shall be forfeited, unless the Committee determines otherwise.

Section 3.7 Grants of Unrestricted Shares.

Subject to the limit set forth in the proviso in Section 1.5(b) (as such limit may be adjusted under Article VII hereof), the Committee may, in its sole discretion, make awards of unrestricted Common Stock to eligible Service Providers in recognition of outstanding achievements and performance; provided, that, such awards of unrestricted Common Stock shall be in lieu of salary or cash bonuses otherwise payable to the Service Providers.

ARTICLE IV

PROVISIONS APPLICABLE TO RESTRICTED SHARE UNITS

Section 4.1 Grants of Restricted Share Units.

The Committee may from time to time grant Restricted Share Units on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan as the Committee, in its discretion, may from time to time determine. Each Restricted Share Unit awarded to a Participant shall correspond to one share of Common Stock. Each Agreement covering a grant of Restricted Share Units shall specify the number of Restricted Share Units granted, the vesting schedule (as provided for in Section 4.2 hereof) for such Restricted Share Units and any Performance Goals and any other terms that the Committee deems appropriate.

Section 4.2 Vesting.

The Committee shall establish the vesting schedule applicable to Restricted Share Units granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Restricted Share Units and/or any applicable Performance Goal requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement, provided that time-based vesting schedules (other than time based vesting schedules following the achievement of specific performance goals) shall remain in effect (in whole or in part) at least until the third anniversary of the Date of Grant, except as provided in the applicable Agreement in the event of death, Permanent Disability, Retirement, change in control of the Company, constructive termination of Service, or termination by the Company other than Termination for Cause. In the case of Restricted Share Units to be earned based on performance, the vesting period for the Restricted Share Units will be no less than one year. Unless the Committee specifies otherwise in the applicable Agreement (or an employment agreement applicable to the Participant provides otherwise), the vesting schedule for Restricted Share Units granted hereunder shall be twenty five percent (25%) of the Restricted Share Units per year, subject to the Participant’s continued Service.

Section 4.3 Adjustment with Respect to Restricted Share Units.

Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Restricted Share Units vest.

Section 4.4 Settlement of Restricted Share Units.

On the date on which Restricted Share Units vest (unless another date is specified by the Committee in the Agreement), all restrictions contained in the Agreement covering such Restricted Share Units and in the Plan shall lapse as to such Restricted Share Units and the Restricted Share Units will be payable in cash equal to the Fair Market Value of the shares subject to such Restricted Share Units or in shares of Common Stock or in a combination of cash or shares of Common Stock. Restricted Share Units paid in Common Stock may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

Section 4.5 Termination of Service.

In the event that the Participant’s Service with the Company or any of its Affiliates ends for any reason other than Retirement prior to the date or dates on which Restricted Share Units vest, the Participant shall forfeit all unvested Restricted Share Units as of the date of such event, unless the Committee determines otherwise and provides that some or all of such Participant’s unvested Restricted Share Units shall vest as of the date of such event, in which case, in the discretion of the Committee, either certificates representing shares of Common Stock or a cash payment equal to the Fair Market Value of the shares of Common Stock, shall be delivered in accordance with Section 4.4 above, to the Participant or in the case of the Participant’s death, to the person or persons who acquired the right to receive such certificates by will or the laws of descent and distribution. In the event that the Participant’s Service with the Company or any of its Affiliates ends by reason of Retirement, the Participant shall continue to vest in the Participant’s unvested Restricted Share Units for a period of three years following Retirement. At the end of such three year period, all remaining unvested Restricted Share Units shall be forfeited, unless the Committee determines otherwise.

ARTICLE V

PERFORMANCE AWARDS

Section 5.1 Grants of Performance Awards.

The Committee may from time to time grant to eligible employees or other Service Providers Performance Awards consisting of Performance Shares or Performance Units on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

Section 5.2 Performance Goals.

Unless otherwise determined by the Committee, the grant, vesting and/or exercisability of Performance Awards shall be conditioned, in whole or in part, on the attainment of performance targets, in whole or in part, related to one or more performance goals over a Performance Period. For any such Performance Awards that are intended to qualify for the Section 162(m) Exception, the performance targets on which the grant, vesting and/or exercisability are conditioned shall be selected by the Committee from among the following goals, on a GAAP or non-GAAP basis (the “Section 162(m) Performance Goals”): Net income, adjusted net income, EBITDA, adjusted EBITDA, OIBDA, adjusted OIBDA, operating income, adjusted operating income, free cash flow, net earnings, net earnings from continuing operations, earnings per share, adjusted earnings per share, revenue, net revenue, operating revenue, total stockholder return, share price, return on equity, return in excess of cost of capital, profit in excess of cost of capital, return on assets, return on invested capital, net operating profit after tax, operating margin, profit margin or any combination thereof. A Section 162(m) Performance Goal may be stated as a combination of one or more goals (e.g., free cash flow return on invested capital), and on an absolute or relative basis.

In addition, for any Awards not intended to qualify for the Section 162(m) Exception, the Committee may establish performance targets based on other performance goals as it deems appropriate (together with the Section 162(m) Performance Goals, the “Performance Goals”). The Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Affiliate, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Affiliate, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

Section 5.3 Performance Goals on Awards other than Performance Awards.

The Committee, in its sole discretion, may also require that the grant, vesting and/or exercisability of Awards other than Performance Awards be conditioned, in whole or in part, on the attainment of performance targets, in whole or in part, related to Performance Goals over a Performance Period, as described in Section 5.2.

Section 5.4 Discretion to Reduce Awards.

The Committee retains the right to reduce any Award below the maximum amount that could be paid based on the degree to which the Performance Goals related to such Award were attained. The Committee may not increase any Award intended to qualify for the Section 162(m) Exception in any manner that would adversely affect the treatment of the Award under the Section 162(m) Exception.

Section 5.5 Adjustment of Calculation of Performance Goals.

In the event that, during any Performance Period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other extraordinary event or circumstance occurs which has the effect, as determined by the Committee, in its sole and absolute discretion, of distorting the applicable performance criteria involving the Company, including, without limitation, changes in accounting standards, the Committee may adjust or modify, as determined by the Committee, in its sole and absolute discretion, the calculation of the Performance Goals, to the extent necessary to prevent reduction or enlargement of the Participants’ Awards under the Plan for such Performance Period attributable to such transaction, circumstance or event. All determinations that the Committee makes pursuant to this Section 5.5 shall be conclusive and binding on all persons for all purposes.

ARTICLE VI

DIVIDEND EQUIVALENTS AND OTHER AWARDS

Section 6.1 Dividend Equivalents.

Subject to the provisions of this Plan and any Agreement, the recipient of an Award (including, without limitation, any Award deferred pursuant to Section 8.9) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends or Dividend Equivalents, with respect to the number of shares of Common Stock covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested and/or shall be subject to the same terms and conditions (including vesting and forfeiture provisions) as the related Award.

Section 6.2 Other Awards.

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company. Other Awards may also include cash payments under the Plan which may be based on one or more criteria determined by the Committee that are unrelated to the value of Common Stock and that may be granted in tandem with, or independent of, Awards granted under the Plan.

ARTICLE VII

EFFECT OF CERTAIN CORPORATE CHANGES

In the event of a merger, consolidation, stock-split, reverse stock-split, dividend, distribution, combination, reclassification, reorganization, consolidation, split-up, spin-off or recapitalization that changes the character or amount of the Common Stock, an extraordinary cash dividend or any other changes in the corporate structure, equity securities or capital structure of the Company (“Corporate Transactions”), the Committee shall make such adjustments, if any, to (i) the number and kind of securities subject to any outstanding Award, (ii) the exercise price or purchase price, if any, of any outstanding Award, and (iii) the maximum number and kind of securities referred to in Sections 1.5(a) and (b) and Sections 1.6(a) and (b) of the Plan, in each case, as it deems appropriate. The Committee may, in its sole discretion, also make such other adjustments as it deems appropriate in order to preserve the benefits or potential benefits intended to be made available hereunder, including (i) providing for full vesting of Awards for those Participants whose Service is terminated by the Company in connection with the Corporate Transaction, (ii) providing for the termination of Awards upon the consummation of the Corporation Transaction, in which case vesting and payout of such Awards shall be accelerated for Participants who are Service Providers at the time of the Corporate Transaction and/or (iii) providing for the cashout of Awards, in which case the amount to be paid out in the case of Restricted Shares or Restricted Share Units shall be equal to the formula or fixed price per share paid to holders of shares of Common Stock and, in the case of Stock Options or Stock Appreciation Rights, equal to the product of the number of shares of Common Stock subject to the Stock Option or Stock Appreciation Right (the “Award Shares”) multiplied by the amount, if any, by which (X) the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such transaction exceeds (Y) the exercise price applicable to such Award Shares. All determinations that the Committee makes pursuant to this Article VII shall be conclusive and binding on all persons for all purposes. The Committee need not treat all types of Awards, or all Awards within the same type of Award, in the same manner under this Article VII.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 No Rights to Awards or Continued Employment or other Service.

Nothing in the Plan or in any Agreement, nor the grant of any Award under the Plan, shall confer upon any individual any right to be employed by or to continue in the employment or other Service of the Company or any Affiliate thereof, nor to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement, including the right to receive any future Awards under the Plan or any other plan of the Company or any Affiliate thereof or interfere with or limit the right of the Company or any Affiliate thereof to modify the terms of or terminate such individual’s employment or other Service at any time for any reason.

Section 8.2 Restriction on Transfer.

The rights of a Participant with respect to any Award shall be exercisable during the Participant’s lifetime only by the Participant and shall not be transferable by the Participant to whom such Award is granted, except by will or the laws of descent and distribution, provided that the Committee may permit other transferability, subject to any conditions and limitations that it may, in its sole discretion, impose.

Section 8.3 Taxes.

The Company or an Affiliate thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant’s estate any federal, state, local or other taxes required by law to be withheld with respect to such payments. The Committee, in its discretion, may require, as a condition to the exercise or settlement of any Award or delivery of any certificate(s) for shares of Common Stock, that an additional amount be paid in cash equal to the amount of any federal, state, local or other taxes required to be withheld as a result of such exercise or settlement. In addition, the Committee may establish procedures to allow Participants to satisfy such withholding obligations through a net share settlement procedure or the withholding of shares subject to the applicable Award, or through a “cashless exercise” procedure as described in Section 2.4. Any Participant who makes an election under Section 83(b) of the Code to have his Award taxed in accordance with such election must give notice to the Company of such election immediately upon making a valid election in accordance with the rules and regulations of the Code. Any such election must be made in accordance with the rules and regulations of the Code.

Section 8.4 Stockholder Rights.

No Award under the Plan shall entitle a Participant or a Participant’s estate or permitted transferee to any rights of a holder of shares of Common Stock of the Company, except as provided in Article III with respect to Restricted Shares or when and until the Participant, the Participant’s estate or the permitted transferee is registered on the books and records of the Company as a stockholder with respect to the exercise or settlement of such Award.

Section 8.5 No Restriction on Right of Company to Effect Corporate Changes.

The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stock whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 8.6 Source of Payments.

The general funds of the Company shall be the sole source of cash settlements of Awards under the Plan and payments of Appreciation Value and the Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. To the extent a person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

Section 8.7 Exercise Periods Following Termination of Service.

For the purposes of determining the dates on which Awards may be exercised following a termination of Service or following the Retirement, death or Permanent Disability of a Participant, the day following the date of such event shall be the first day of the exercise period and the Award may be exercised up to and including the last business day falling within the exercise period. Thus, if the last day of the exercise period is not a business day, then the last date an Award may be exercised is the last business day preceding the end of the exercise period.

Section 8.8 Breach of Agreements.

The Committee may include in any Agreement a provision requiring the Participant to return gains (as defined by the Committee) realized on Awards made under the Plan in the event the Committee determines that a material breach of specified obligations under one or more written agreements between a Participant and the Company has occurred during the one year period after termination of the Participant’s Service with the Company or an Affiliate.

Section 8.9 Deferral of Awards.

The Committee may establish procedures pursuant to which the payment of any Award may be deferred.

Section 8.10 Employment of Participant by Affiliate.

Unless the Committee determines otherwise, the Service of a Participant who works for an Affiliate shall terminate, for Plan purposes, on the date on which the Participant’s employing company ceases to be an Affiliate.

Section 8.11 Registration Restrictions.

A Stock Option or Stock Appreciation Right shall not be exercisable, no transfer of shares of Common Stock shall be made to any Participant, and any attempt to exercise a Stock Option or Stock Appreciation Right or to transfer any such shares shall be void and of no effect, unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the shares of Common Stock subject to such Stock Option or Stock Appreciation Right, and the shares of Common Stock subject to such Stock Option or Stock Appreciation Right have been duly qualified under applicable federal or state securities or blue sky laws or (ii) the Committee, in its sole discretion, determines, or the Participant, upon the request of the Committee, provides an opinion of counsel satisfactory to the Committee, that such registration or qualification is not required as a result of the availability of an exemption from registration or qualification under such laws. Without limiting the foregoing, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of the shares of Common Stock subject to a Stock Option, Stock Appreciation Right or other Award is required under any federal or state law or on any securities exchange or the consent or approval of any U.S. or foreign governmental regulatory body is necessary or desirable as a condition of, or in connection with, delivery or purchase of such shares under a Stock Option, Stock Appreciation Right or other Award, such Stock Option or Stock Appreciation Right shall not be exercised in whole or in part, and shares of Common Stock shall not be delivered pursuant to the Award, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

ARTICLE IX

AMENDMENT AND TERMINATION

The Plan may be terminated and may be altered, amended, suspended or terminated at any time, in whole or in part, by the Board; provided, however, that no alteration or amendment will be effective without stockholder approval if such approval is required by law or under the rules of the New York Stock Exchange or other principal stock exchange on which the Common Stock is listed. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been made, materially adversely affect the rights of such Participant in such Award. Unless previously terminated pursuant to this Article IX, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, and no further Awards may be granted hereunder after such date.

ARTICLE X

INTERPRETATION

Section 10.1 Governmental Regulations.

The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

Section 10.2 Headings.

The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 10.3 Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of New York, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

Section 10.4 Parachute Taxes.

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract, or understanding that modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Award held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant shall have the right, in the Participant’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.

Section 10.5 Section 409A of the Code.

To the extent that the Committee determines that a Participant would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

ARTICLE XI

EFFECTIVE DATE AND STOCKHOLDER APPROVAL

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

FORM OF PROXY

Special Meeting Proxy Card

A	Proposal	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
1. Proposed adoption of the 2005 Long-Term Incentive Plan:	☐	☐	☐

I PLAN TO ATTEND THE JUNE 30, 2005 SPECIAL MEETING OF STOCKHOLDERS	☐

In their discretion, the Proxy Agents are authorized to vote upon any other matters that may properly come before the meeting,

or any adjournments or postponements thereof in accordance with the recommendations of a majority of the Board of Directors.

B	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

The undersigned hereby acknowledges receipt of a copy of the Notice of Special Meeting of Stockholders and Proxy Statement dated May 25, 2005, including the attachments thereto, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy, or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.

If you receive more than one proxy form, please sign and return all cards in the accompanying envelope.

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact, and other fiduciary should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, both persons should sign.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box	Date (mm/dd/yyyy)
/ /

Revocable Proxy – News Corporation

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder hereby appoints K. Rupert Murdoch, David F. DeVoe and Lawrence A. Jacobs, or any of them, attorneys and proxies of the undersigned (“Proxy Agents”), with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned at the Special Meeting of Stockholders of the Company to be held at the Hilton Hotel New York located at 1335 Avenue of the Americas, New York, New York 10019, on June 30, 2005, at 10:00 a.m., local time, and at any adjournments or postponements thereof, in respect of all shares of the Class B Common Stock of the Company which the undersigned may be entitled to vote, on the matter stated on the reverse side.

This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. However, if no direction is given, this proxy will be voted FOR the proposal being considered at this Special Meeting.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

(Continued and to be dated and signed on reverse side.)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1-800-231-2392 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY/NWSA

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

C0123456789	12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on June 30, 2005.

THANK YOU FOR VOTING